UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 7, 2010

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2010, the Board of Directors of ValueClick, Inc. (the "Company") approved amendments to and the restatement of the Company’s Amended and Restated Bylaws (as further amended and restated, the "Amended Bylaws"), effective immediately. Pursuant to the amendments, Sections 2 and 9 of Article II were amended to provide for majority voting in uncontested director elections, thereby requiring a nominee to receive more "for" than "against" votes in an uncontested director election to be elected to the Company’s Board of Directors. The Amended Bylaws provide that plurality voting will continue to apply in contested director elections (defined as where the number of nominees exceeds the number of directors to be elected as of a date that is five business days in advance of the date the Company files its definitive proxy statement with the Securities and Exchange Commission). In addition, the Board of Directors amended Section 9 of Article II to clarify the voting standard for all other matters (except as provided in the Company’s Certificate of Incorporation and by the express provision of the statutes) and to add that such standard does not apply to the extent a different voting standard is provided by the rules of any stock exchange on which the Company’s shares are listed.

The foregoing summary of the amendments is qualified in its entirety by reference to the complete text of the Company's Amended and Restated Bylaws filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Amended and Restated Bylaws of ValueClick, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

December 8, 2010	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of ValueClick, Inc.